UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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VISTACARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2003

Dear Stockholder:

      We cordially invite you to attend our 2003 Annual Meeting of Stockholders, to be held on Friday, May 23, 2003 at the Doubletree Paradise Valley Resort, 5401 North Scottsdale Road, Scottsdale, Arizona, commencing at 10:00 a.m., Mountain Time. We look forward to greeting those of you who are able to attend.

      Our 2003 Annual Report is enclosed. Please read it carefully. Also enclosed is our notice of the annual meeting, proxy statement and proxy card.

      At the annual meeting, we will be asking you to vote for two Class I directors and to ratify the selection of our independent auditors, as described more fully in the enclosed proxy statement. For the reasons set forth in the proxy statement, our board of directors recommends that you vote “FOR” each of the items described above.

      Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted. Accordingly, please read the enclosed material and mark, date, sign and return the enclosed proxy card at your earliest convenience. If you attend the annual meeting, you may revoke your proxy by requesting the right to vote in person.

Sincerely,

/s/ BARRY M. SMITH
BARRY M. SMITH
Chairman of the Board of Directors

April 18, 2003

VISTACARE, INC.

8125 North Hayden Road, Suite 300
Scottsdale, Arizona 85258

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       The 2003 Annual Meeting of Stockholders of VistaCare, Inc. will be held at 10:00 a.m., Mountain Time, on Friday, May 23, 2003 at the Doubletree Paradise Valley Resort, 5401 North Scottsdale Road, Scottsdale, Arizona. The annual meeting is being held for the following purposes:

1. To re-elect two Class I directors for three-year terms;

2. To ratify the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003; and

3. To transact such other business as may properly come before the annual meeting.

      Stockholders of record at the close of business on March 26, 2003, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting.

      The enclosed proxy card, proxy statement and our 2002 Annual Report are being sent to you along with this notice.

By order of the Board of Directors,

/s/ STEPHEN LEWIS
STEPHEN LEWIS
Secretary

April 18, 2003

VISTACARE, INC.

PROXY STATEMENT
FOR THE
2003 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 23, 2003

INFORMATION ABOUT SOLICITATION AND VOTING

General

      This proxy statement is provided in connection with the solicitation of proxies by the board of directors of VistaCare, Inc. for the 2003 Annual Meeting of Stockholders to be held at 10:00 a.m., Mountain Time, on Friday, May 23, 2003, at the Doubletree Paradise Valley Resort, 5401 North Scottsdale Road, Scottsdale, Arizona, and at any adjournment or postponement of the annual meeting. Our principal executive offices are currently located at 8125 North Hayden Road, Suite 300, Scottsdale, Arizona 85258. In May 2003, we will re-locate our principal executive offices to 4800 North Scottsdale Road, Suite 5000, Scottsdale, Arizona 85251

      This proxy statement and the accompanying proxy card are expected to be mailed on or about April 18, 2003 to all stockholders entitled to vote at the annual meeting.

      Our board of directors is soliciting proxies for the following purposes: (i) to re-elect two Class I directors, comprising the class of directors to be elected for the term expiring in 2006; and (ii) to ratify the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003.

Stockholders Entitled to Vote

      At the close of business on March 26, 2003, the record date for the annual meeting, there were outstanding and entitled to vote 15,545,939 shares of our Class A Common Stock, $0.01 par value per share, which we refer to in this proxy statement as our common stock. Only stockholders of record at the close of business on March 26, 2003 are entitled to vote at the annual meeting. Each outstanding share of our common stock is entitled to one vote on each matter to be voted upon at the annual meeting.

Quorum and Voting

      The representation, in person or by proxy, of at least a majority of the outstanding shares of our common stock entitled to vote at the annual meeting is necessary to establish a quorum. All votes will be tabulated by the inspector of elections appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when a nominee, such as a financial institution, returns a proxy, but does not have the authorization or voting instructions from the beneficial owner to vote the owner’s shares on a particular proposal. Abstentions and broker non-votes will be counted for the purpose of determining if a quorum is present. Abstentions will be counted towards the tabulations of votes cast on matters presented at the annual meeting and will have the same effect as negative votes (other than the election of directors), whereas broker non-votes will not be counted for purposes of determining whether a matter has been approved.

      The election of directors requires the affirmative vote of a plurality of the shares of common stock present or represented by proxy at the annual meeting. Accordingly, abstentions and broker non-votes have no effect on the election of a particular director. Approval of other matters requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the annual meeting.

      Shares represented by proxy will be voted in accordance with your instructions. If your proxy card is signed and returned without specifying choices, your shares will be voted for the nominees for director, for the other proposals, and as the individuals named as proxy holders on the proxy card deem advisable on all other matters that may properly come before the annual meeting.

      If you return your proxy card you may revoke it at any time before your shares are voted at the annual meeting by written notice to the Secretary of VistaCare received prior to the annual meeting, by executing and returning a later-dated proxy or by voting by ballot at the annual meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

      Two Class I directors are to be re-elected at the annual meeting to serve three-year terms expiring at the 2006 Annual Meeting of Stockholders and until their successors have been elected and duly qualified. Unless instructed otherwise, the proxy holders will vote the proxies received by them for our nominees: David A. Freeman and Barry M. Smith. In the event that those nominees are unable or decline to serve as directors at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy (unless another nominee is indicated in any particular proxy). Messrs. Freeman and Smith have consented to serve as directors, and our board of directors has no reason to believe that they will be unavailable for service.

      The board of directors recommends a vote “FOR” the proposed nominees.

Composition of the Board

      Our Certificate of Incorporation provides that directors shall be divided into three classes and that each director shall serve for a term of three years and until his or her successor is elected and qualified or until his or her earlier resignation, death, or removal. One class of directors is elected at each annual meeting for a three-year term.

      The Class II directors (whose terms expire in 2004) are Perry G. Fine, M.D. and William J. McBride. The Class III directors (whose terms expire in 2005) are Ronald A. Matricaria, Pete A. Klisares and Richard R. Slager. There are no family relationships between any of our directors or executive officers.

      The following sets forth the names of and certain information about the persons nominated as directors and the directors whose terms do not expire at the annual meeting. Information regarding their beneficial ownership of shares of our common stock is reported in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners, Directors and Management”.

Nominees for Class I Director

      David A. Freeman, 41, has served as a member of our board of directors since July 2001. In October 1995, Mr. Freeman co-founded Ferrer Freeman & Co., LLC, a private equity firm that invests exclusively in healthcare companies. Since October 1995, he has served as a Member of the General Partner of Ferrer Freeman & Co. From January 1994 until August 1995, Mr. Freeman served as Managing Director of J.P. Morgan & Co. Incorporated, where he worked in Global Health Care Investment Banking and had substantial responsibility for J.P. Morgan’s Private Equity Investment activity in health care. Mr. Freeman serves on the board of directors of National Surgical Hospitals, Inc., a surgical hospital company that partners with local physicians to develop freestanding hospitals, Provider HealthNet Services, Inc., a provider of information technology, medical records and other business process outsourcing services for the healthcare industry, and Webmedx, Inc., a provider of software and services for the production and distribution of clinical reports. Mr. Freeman also serves on the finance committee of Waveny Care Center.

      Barry M. Smith, 49, co-founded VistaCare in July 1995. In January 1996, Mr. Smith was appointed to serve as our President, Chief Executive Officer and as the Chairman of our board of directors. In May 2001, Mr. Smith resigned as our President and Chief Executive officer and is less involved in our operations on a day-to-day basis, but remains the Chairman of our board of directors. From June 1990 until January 1996, he served as Chief Executive Officer and Chairman of the board of directors of ValueRx, Inc. a pharmacy benefits manager. He was Vice President of Operations for PCS Health Systems Inc., a prescription benefit management company, from May 1988 to June 1990. From July 1981 until May 1988, Mr. Smith served in a variety of management positions in the Medical Products, Renal Care and Prescription Drug divisions of Baxter Healthcare Corporation. Mr. Smith currently serves on the board of directors of Inpatient Consultants, Inc., a company focused on delivering patient care in acute care hospitals.

Directors Whose Terms Expire at the 2004 Annual Meeting (Class II Directors)

      Perry G. Fine, M.D., 50, has served as our National Medical Director since June 1996 and as a member of our board of directors since September 2001. Dr. Fine is currently a Professor of Anesthesiology in the School of Medicine at the University of Utah, a post he has held since July 1985. Dr. Fine has extensive clinical, educational, research and public policy experience dating back to the inception of the Medicare hospice benefit. He is a founding member of the American Academy of Hospice and Palliative Medicine. Dr. Fine serves on the board of directors of the Partnership for Caring, the vanguard advocacy organization to improve end-of-life care, and he is Chairman of the ethics committee for the National Hospice and Palliative Care Organization.

      William J. McBride, 58, has been one of our directors since 1995. Between 1993 and the time of his retirement in 1995, Mr. McBride served as President, Chief Operating Officer and a director of Value Health, Inc., a provider of specialty managed healthcare benefit programs and healthcare information services. Between 1987 and 1993, Mr. McBride served as Chief Financial Officer of Value Health, Inc. Mr. McBride currently serves on the board of directors of AMERIGROUP Corporation, a managed healthcare company focused on providing healthcare services to people eligible to receive Medicaid, Children’s Health Insurance Program and Family Care benefits, and on the boards of directors of several privately held companies.

Directors whose terms expire at the 2005 Annual Meeting (Class III Directors)

      Pete A. Klisares, 67, has served as a member of our board of directors since November 2001. Since November 1999, Mr. Klisares has been a principal owner and manager of MiGG Capital Investment Company, a private capital investment fund, and a business consultant. From August 1997 until June 1999, he served as President and Chief Operating Officer of Karrington Health, Inc., an assisted living provider. From November 1991 until August 1997, Mr. Klisares was an Executive Vice President of Worthington Industries, Inc., a steel processing and specialty steel product manufacturer. From August 1960 until May 1991, he was employed by AT&T Corp., where he retired as a Vice President of Manufacturing. Mr. Klisares currently serves on the board of directors of Huntington National Bank, Dominion Homes, Inc., a homebuilder, Sunrise Assisted Living, Inc., an assisted living provider, and MPW Industrial Services Group, Inc., a provider of industrial cleaning and related facilities support services.

      Ronald A. Matricaria, 60, has served as a member of our board of directors since August 2002. From April 1993 to December 2002, Mr. Matricaria served, at various times, as the Chairman, Chief Executive Officer and President of St. Jude Medical, Inc., a developer, manufacturer and distributor of cardiovascular medical devices. He retired from the St. Jude board in December 2002. Mr. Matricaria currently serves as the non-executive Chairman of the board of directors of Haemonetics Corporation, a manufacturer and global marketer of automated blood processing systems. He is also a director of Cyberonics, Inc., Cardiodynamics International Corporation, and Endocare, Inc., all medical device companies.

      Richard R. Slager, 48, has served as our President and Chief Executive Officer and as a member of our board of directors since May 2001. From June 1999 until May 2001, he was Chairman of the board of directors and Chief Executive Officer of SilverAge LLC, an online monitoring and interactive technical company for seniors. In May 1989, Mr. Slager founded Karrington Health, Inc., an assisted living provider, and he served as Chairman of the board of directors and Chief Executive Officer of Karrington Health, Inc. until June 1999.

Meetings of the Board of Directors and Committees

      Our board of directors held 4 meetings during 2002, and each director attended at least 75% of all meetings of the board of directors and any committee on which he served. Mr. Matricaria joined the board of directors in August 2002 and attended each meeting of the board of directors and each committee on which he served during 2002.

      Our board of directors has established a compensation committee, an audit committee and a corporate governance committee. Our compensation committee, comprised of Messrs. Freeman, Klisares and Matricaria, establishes the salaries and incentive compensation of our executive officers and administers our stock plans. Our audit committee is comprised of Messrs. Klisares, Matricaria and McBride, each of whom is an independent director within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers Marketplace Rules. Our audit committee reviews the results and scope of audits and other services provided by our independent auditors and reviews our system of internal accounting and financial controls. Our audit committee also reviews such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. Our board of directors has adopted a written charter for the audit committee, a copy of which can be found as Annex A to this proxy statement. Our corporate governance committee, comprised of Messrs. Freeman, Klisares and McBride, provides oversight and recommendations to our board of directors and its committees regarding:

•	the size, composition and functioning of the board of directors and its committees;

•	evaluation of director nominees;

•	compensation and benefits of directors; and

•	other matters of corporate governance.

      During 2002, our compensation committee met 4 times and, our audit committee met 4 times. Our corporate governance committee was established in 2002 and will begin to hold regular meetings in 2003. We do not have a nominating committee of the board of directors. In the past, our board of directors has undertaken all nominating functions. In the future our corporate governance committee will undertake all nominating functions.

Compensation of Directors

      Our non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors. In addition, each non-employee director receives a $20,000 annual retainer and $1,500 per board meeting and $750 per board conference call attended. Each non-employee director who serves on a board committee receives $750 per committee meeting and $375 per committee conference call attended. Each non-employee director who serves as the chairman of a board committee receives an additional $500 per committee meeting and $125 per committee conference call attended. In August 2002, Ronald A. Matricaria, one of our non-employee directors, was granted an option to purchase 40,000 shares of our common stock at $12.50 per share under our 1998 Stock Option Plan. In November 2002, each of our non-employee directors was granted an option to purchase the number of shares of our common stock set forth opposite such director’s name in the table below at $12.50 per share under our 1998 Stock Option Plan:

Name	Number of Shares

David A. Freeman	50,000
Pete A. Klisares	10,000
Ronald A. Matricaria	10,000
William J. McBride	10,000

      Non-employee directors are entitled to participate in our 2002 Non-Employee Director Stock Option Plan, or our director plan. Our director plan, which became effective upon the closing of our initial public offering in December 2002, authorizes the grant of options to purchase up to 300,000 shares of common stock to our non-employee directors. Under the director plan, each non-employee is granted a stock option to purchase 20,000 shares of common stock on the date he or she is first elected to our board of directors. In addition, on November 11 of each year beginning in 2003, each non-employee director will be granted an option to purchase 10,000 shares of our common stock, provided that he or she attended at least 75% of the meetings of the board of directors in the preceding year and any board committee on which he or she served. The exercise price for all options granted under the director plan is equal to the fair market value of the common stock on the date of grant. Each option granted under the director plan is immediately exercisable in full. Each option will expire on the earlier of ten years from the date of grant or on the first anniversary of the date on which the optionee ceases to be a director.

Equity Compensation Plans

      The following table sets forth information as of December 31, 2002 about our common stock that may be issued upon the exercise of options and rights under our equity compensation plans.

			Number of
			Securities
	Number of	Weighted-	Remaining Available
	Securities to be	Average Exercise	for Future Issuance
	Issued Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(excluding
	Options, Warrants	Warrants and	securities reflected
Plans(1)	and Rights	Rights	in first column)

1998 Stock Option Plan	2,050,720	$6.19	1,071,960
2002 Non-Employee Director Stock Option Plan(2)	—	—	300,000
2002 Employee Stock Purchase Plan(2)	—	—	200,000
Total:	2,050,720	$6.19	1,571,960

(1)	Each plan has been approved by our stockholders.

(2)	As of December 31, 2002, no awards had been made under this plan.

Compensation Committee Interlocks and Insider Participation

      None of our executive officers has served as a director or member of the compensation committee of any other entity whose executive officers served as a director or member of our compensation committee.

PROPOSAL 2 — RATIFICATION OF SELECTION

OF INDEPENDENT AUDITORS

      Our audit committee has selected Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2003.

      Stockholder ratification of the selection of Ernst & Young is not required by our By-laws or otherwise. However, we are submitting the selection of Ernst & Young to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain such firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interest of VistaCare and its stockholders.

      Ernst & Young representatives are expected to be present at the annual meeting and available to respond to appropriate questions. They will have an opportunity to make a statement if they desire to do so.

      Audit Fees. The aggregate fees billed for professional services rendered by Ernst & Young for the audit of our annual financial statements for the nine months ended September 30, 2002 and for the year ended December 31, 2002 totaled $167,438.

      Financial Information Systems Design and Implementation Fees. There were no fees billed for professional services rendered by Ernst & Young for design and implementation of financial information systems for the year ended December 31, 2002.

      All Other Fees. The aggregate fees billed for professional services rendered by Ernst & Young for services other than its audit and review of our financial statements during the year ended December 31, 2002, totaled $855,640. A substantial portion of the fees in this category related to services in connection with our initial public offering, audits of our employee benefit plans and income tax services.

      The audit committee has determined that Ernst & Young’s provision of services other than for its audit and review of our financial statements is compatible with maintaining the independence of Ernst & Young.

      The Board recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The table below sets forth summary information concerning the compensation awarded to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2002. The individuals listed below are referred to in this proxy statement as our “named executive officers”.

		Annual Compensation
					Securities
				Other Annual	Underlying
Name and Principal Position	Year	Salary	Bonus	Compensation	Options

Richard R. Slager,	2002	$302,673	$80,313	—	320,000
President and Chief Executive Officer	2001	$158,635	$90,475	$106,298 (1)	480,000
Barry M. Smith,	2002	$331,250	$87,546	—	—
Chairman	2001	$282,067	$100,000	—	—
Mark E. Liebner(2),	2002	$145,076	$105,183	—	140,000
Chief Financial Officer	2001	—	—	—	—
Carla Davis Hughes,	2002	$159,425	$63,015	—	26,000
Senior Vice President of Operations	2001	—	$9,230	—	4,000
Stephen Lewis,	2002	$124,000	$41,558	—	40,000
Senior Vice President and General Counsel	2001	$7,241	$300	—	—

(1)	Represents amounts paid to Mr. Slager for relocation and temporary living expenses.

(2)	Mr. Liebner was hired in May 2002.

Option Grants in 2002

      The following table presents information concerning stock options granted to our named executive officers who received grants in 2002.

	Individual Grants

	Number of	Percent of			Potential Realizable Value at Assumed
	Shares	Total Options			Rate of Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees in	Price Per
	Granted	Year	Share(1)	Expiration Date	0%		5%(1)	10%(1)

Richard R. Slager(4)	320,000	36.7%	$12.50	September 30, 2012	—		$2,254,955	$5,959,971
Mark E. Liebner(5)	140,000	16.0%	$6.25	May 6, 2012	$451,500	(2)	$1,861,543	$3,482,487
Carla Davis Hughes(5)	26,000	3.0%	$6.25	May 6, 2012	$83,850	(2)	$345,715	$646,748
Stephen Lewis(5)	40,000	4.6%	$3.75	February 28, 2012	$135,000	(3)	$631,869	$1,094,996

(1)	Amounts reported in this column represent amounts that may be realized upon exercise of the option immediately prior to the expiration of its term assuming the specified compound rates of appreciation (5% or 10%) in the market value of our common stock over the term of the option. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. The shares underlying the options were not publicly traded on the dates on which they were granted. Accordingly, we have assumed that the fair market value on the date of grant was equal to the initial public offering price of our common stock of $12.00 per share. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of this stock option will depend on the future performance of our common stock, the optionholder’s continued employment through the option period, and the date on which the option is exercised.

(2)	In connection with our initial public offering, it was determined that the exercise price of $6.25 per share for this stock option was less than the deemed fair value of our common stock on the date of grant, which was determined to be $9.48 per share. This amount represents the difference between the deemed fair value of our common stock on the date of grant and the exercise price, multiplied by the number of shares underlying the option.

(3)	In connection with our initial public offering, it was determined that the exercise price of $3.75 per share for this stock option was less than the deemed fair value of our common stock on the date of grant, which was determined to be $7.13 per share. This amount represents the difference between the deemed fair value of our common stock on the date of grant and the exercise price, multiplied by the number of shares underlying the option.

(4)	This option is fully vested.

(5)	This option vests in equal annual installments over five years, subject to acceleration upon the occurrence of certain events.

Year End Option Values

      None of our named executive officers exercised any stock options in 2002. The following table presents information concerning the unexercised stock options held by each of our named executive officers as of December 31, 2002.

	Number of
	Shares Underlying		Value of Unexercised
	Unexercised		in-the-Money
	Options at Year-End(1)		Options at Year-End

	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard R. Slager	96,000	704,000	$1,176,960	$5,831,040
Barry M. Smith	16,000	24,000	$190,160	$285,240
Mark E. Liebner	—	140,000	—	$1,366,400
Carla Davis Hughes	16,800	43,200	$205,968	$464,632
Stephen Lewis	—	40,000	—	$490,400

Employment and Compensation Arrangements

Management Agreements

      In October 2002, we entered into management agreements with each of Richard R. Slager, our Chief Executive Officer, Mark E. Liebner, our Chief Financial Officer, Carla Davis Hughes, our Senior Vice President of Operations, and Stephen Lewis, our Senior Vice President and General Counsel.

      Under these agreements, the executives are entitled to compensation in the event of their employment termination or a sale of the company, as described below.

Compensation Upon Termination of Employment Prior to Change of Control

      In the event that, prior to a change of control of VistaCare, the employment of any of the executives is terminated by (i) us for any reason other than for cause or the executive’s death or disability or (ii) the executive for good reason, we are required to:

•	continue to pay the executive his or her then current salary for twelve months following employment termination; and

•	continue to provide the executive with health and life insurance benefits for twelve months following employment termination, or pay the full value of such benefits in cash.

Compensation Upon Termination of Employment After a Change of Control

      In the event that, within two years following a change in control of VistaCare, the employment of Mr. Slager is terminated for any reason, including Mr. Slager’s death, disability or voluntary resignation, but excluding a termination by VistaCare for cause, we are required to:

•	pay Mr. Slager a lump sum amount equal to three times his then current salary; and

•	continue to provide Mr. Slager with health and life insurance benefits for three years following employment termination, or pay the full value of such benefits in cash.

In addition, upon a change in control of VistaCare, regardless of whether Mr. Slager’s employment is terminated, the vesting of all of his options to purchase common stock would be accelerated in full.

      In the event that, within two years following a change in control of VistaCare, the employment of Messrs. Liebner or Lewis or Ms. Hughes is terminated by VistaCare for any reason other than cause or the executive’s death or disability or is terminated by the executive for good reason, we are required to:

•	pay the executive a lump sum amount equal to two times his or her then current salary;

•	continue to provide the executive with health and life insurance benefits for two years following employment termination, or pay the full value of such benefits in cash; and

•	accelerate the vesting of all options to purchase common stock held by the executive.

Compensation Upon Sale of the Company

      The management agreements for Messrs. Slager and Liebner and Ms. Hughes provide that, if there is a sale of the company, as defined below, in which the per-share equity value of VistaCare implied by the transaction is at least $12.50, we are required to pay the executive a fee, the amount of which depends on the date of the sale. The table below sets forth the amount of the fee we would be required to pay to Mr. Slager, depending on the date of the sale:

Date of Sale	Fee

Between September 30, 2002 and December 31, 2002	$5.0 million
Between January 1, 2003 and December 31, 2003	$4.0 million
Between January 1, 2004 and December 31, 2004	$3.0 million
Between January 1, 2005 and December 31, 2005	$2.0 million
Between January 1, 2006 and December 31, 2006	$1.0 million

      The table below sets forth the amount of the fee that we would be required to pay to each of Mr. Liebner and Ms. Hughes, depending on the date of the sale:

Date of Sale	Fee

Between September 30, 2002 and December 31, 2002	$1.0 million
Between January 1, 2003 and December 31, 2003	$0.8 million
Between January 1, 2004 and December 31, 2004	$0.6 million
Between January 1, 2005 and December 31, 2005	$0.4 million
Between January 1, 2006 and December 31, 2006	$0.2 million

      As used in the management agreements, a “sale of the company” means:

•	the acquisition of more than 50% of our voting securities by any person, party or group, other than in connection with a sale of securities by us; or

•	the acquisition of VistaCare by means of reorganization, merger, consolidation or asset sale, unless our stockholders prior to such acquisition hold, in substantially the same proportions as prior to the acquisition, more than 50% of the voting securities of the acquiring entity following the acquisition.

      In exchange for the foregoing rights, each of the executives has agreed to covenants restricting them from competing with our business or soliciting our employees or patient referral sources for two years following their employment termination and from disclosing or divulging any of our confidential information.

Stock Option Agreement

      In November 2002, we entered into a stock option agreement with Richard R. Slager, our President and Chief Executive Officer, pursuant to which we granted Mr. Slager an option to purchase 320,000 shares of our common stock at $12.50 per share under our 1998 Stock Option Plan. At the time the stock option was granted, the shares subject to the option were scheduled to vest in September 2012, subject to acceleration upon the occurrence of certain events. In February 2003, we accelerated the vesting of this option in full such that the option is now immediately exercisable as to all 320,000 shares.

Severance Agreement

      In November 1995, we entered into an employee confidentiality and non-competition agreement with Barry M. Smith, the Chairman of our board of directors. This agreement provides that if Mr. Smith’s employment is terminated for any reason, we are obligated to pay him severance of twelve months’ salary, and he is prohibited, for a period of twelve months following the date of his termination, from engaging in any business that competes with our hospice business, and soliciting any of our employees or attempting to divert any business away from us. The agreement also requires Mr. Smith to maintain the confidentiality of certain information relating to our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our common stock as of March 26, 2003 by:

•	each stockholder who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our named executive officers and directors as a group.

      Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission.

      Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in this table have the sole voting power with respect to all shares of common stock listed as beneficially owned by them.

	Number of
Name of Beneficial Owner	Shares	Percent

5% Owners:
Bessemer Venture Partners III L.P. and certain related persons(1)	2,073,636	13.3%
Ferrer Freeman & Company, LLC(2)	4,034,787	25.9%
Directors and Executive Officers:
Richard R. Slager(3)	417,000	2.6%
Barry M. Smith(4)	2,025,000	13.0%
Carla Davis Hughes(5)	22,000	*
Perry G. Fine, M.D.(6)	80,000	*
Stephen Lewis(7)	8,000	*
Mark E. Liebner	—
William J. McBride(8)	70,000	*
David A. Freeman(9)	4,034,787	25.9%
Pete A. Klisares(10)	30,000	*
Ronald A. Matricaria(11)	30,000	*
All executive officers and directors as a group (10 persons)(12)	6,716,787	41.56%

*	Less than one percent of the outstanding common stock.

(1)	Bessemer Venture Partners III L.P.’s address is 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538. Shares beneficially owned consists of 1,782,064 shares held of record by Bessemer Venture Partners III L.P., 20,000 of which may be purchased within 60 days of March 26, 2003 upon exercise of a warrant, 42,060 shares held of record by BVP III Special Situations L.P., 78,465 shares held of record by Mr. William T. Burgin, 7,785 shares held of record by Mr. Robert H. Buescher, 38,905 shares held of record by The Hardymon Family Limited Partnership, 117,686 shares held of record by Christopher F. O. Gabrieli, a former director, and 6,671 shares of record held by Mr. David J. Cowan. Each of Mr. William T. Burgin, Mr. Robert H. Buescher, Mr. G. Felda Hardymon, Mr. Christopher F. O. Gabrieli and Mr. David J. Cowan is a manager of Deer III & Co. LLC, which is the general partner of both Bessemer Venture Partners III L.P. and BVP III Special Situations L.P., and as such each has sole voting power and dispositive power with respect to the shares held by Bessemer Venture Partners III L.P. and BVP III Special Situations L.P. Each of Messrs. Burgin, Buescher, Hardymon, Gabrieli and Cowan disclaims beneficial ownership of the shares held by Bessemer Venture Partners III L.P. and BVP III Special Situations L.P. except to the extent of each such manager’s pecuniary interest therein. Mr. William T. Burgin disclaims beneficial ownership of the shares held by Messrs. Buescher, Gabrieli and Cowan and The Hardymon Family Limited Partnership. Mr. Robert H. Buescher disclaims beneficial ownership of the shares held by Messrs. Burgin, Gabrieli and Cowan and The Hardymon Family Limited Partnership. Mr. Gabrieli disclaims beneficial ownership of the shares held by Messrs. Burgin, Buescher and Cowan and The Hardymon Family Limited Partnership. Mr. G. Felda Hardymon is the general partner of The Hardymon Family Limited Partnership, and as such has sole voting power and dispositive power with respect to the shares held by The Hardymon Family Limited Partnership. Mr. Hardymon disclaims beneficial ownership of the shares held by Messrs. Burgin, Buescher, Gabrieli and Cowan. Mr. David J. Cowan disclaims beneficial ownership of the shares held by Messrs. Burgin and Buescher and The Hardymon Family Limited Partnership.

(2)	Ferrer Freeman & Company, LLC’s address is 10 Glenville Street, Greenwich, Connecticut, 06831. FFC Partners I, L.P. owns 3,826,479 shares and FFC Executive Partners I, L.P. owns 158,308 shares. Ferrer Freeman & Company, LLC is the general partner of both FFC Partners I, L.P. and FFC

Executive Partners I, L.P. Each of David A. Freeman and Carlos A. Ferrer is a managing member of Ferrer Freeman & Company, LLC, and as such has shared voting and dispositive power with respect to the shares held by FFC Partners I, L.P. and FFC Executive Partners I, L.P. Includes options to purchase 50,000 shares held by Mr. Freeman that are exercisable within 60 days of March 26, 2003, the benefit of which options accrues to FFC Partners I, L.P. pursuant to its partnership agreement. Each of Messrs. Freeman and Ferrer disclaims beneficial ownership with respect to the shares held by FFC Partners I, L.P. and FFC Executive Partners I, L.P. except to the extent of their respective pecuniary interests therein.

(3)	Includes options to purchase 416,000 shares that are exercisable within 60 days of March 26, 2003.

(4)	Mr. Smith’s address is c/o Vista Care, Inc., 8125 North Hayden Road, Suite 300, Scottsdale, AZ 85258. Mr. Smith’s beneficial ownership includes options to purchase 16,000 shares that are exercisable within 60 days of March 26, 2003. Mr. Smith’s beneficial ownership also includes 602,850 shares held by the Barry and Julia Smith Family Trust and 1,406,650 shares held by B&J Smith Associates, Limited Partnership. Mr. Smith is a trustee of the Barry and Julia Smith Family Trust and he is the controlling stockholder of B&J Investments, Inc., the general partner of B&J Smith Associates, Limited Partnership. Mr. Smith has shared voting and dispositive power over the shares held by the Barry and Julia Smith Family Trust and he has sole voting and dispositive power over the shares held by B&J Smith Associates, Limited Partnership. Mr. Smith disclaims beneficial ownership of the shares held by the Barry and Julia Smith Family Trust and B&J Smith Associates, Limited Partnership except to the extent of his pecuniary interest therein.

(5)	Represents options to purchase 22,000 shares that are exercisable within 60 days of March 26, 2003.

(6)	Includes options to purchase 32,000 shares that are exercisable within 60 days of March 26, 2003.

(7)	Includes options to purchase 8,000 shares that are exercisable within 60 days of March 26, 2003.

(8)	Includes options to purchase 20,000 shares that are exercisable within 60 days of March 26, 2003.

(9)	David A. Freeman serves on our board of directors. Mr. Freeman’s beneficial ownership includes 3,826,479 shares held by FFC Partners I, L.P. and 158,308 shares held by FFC Executive Partners I, L.P. as previously described in note (2) above. Mr. Freeman is a member of Ferrer Freeman & Company, LLC, the general partner of both FFC Partners I, L.P. and FFC Executive Partners I, L.P. Mr. Freeman has shared voting and dispositive power over the shares held by the FFC funds. Includes options to purchase 50,000 shares held by Mr. Freeman that are exercisable within 60 days of March 26, 2003, the benefit of which options accrues to FFC Partners I, L.P. pursuant to its partnership agreement. Mr. Freeman disclaims beneficial ownership of the shares held by the FFC funds except to the extent of his pecuniary interest therein.

(10)	Includes options to purchase 20,000 shares that are exercisable within 60 days of March 26, 2003.

(11)	Represents options to purchase 30,000 shares that are exercisable within 60 days of March 26, 2003.

(12)	Includes options to purchase 614,000 shares that are exercisable within 60 days of March 26, 2003.

Board Compensation Committee Report on Executive Compensation

      The Compensation Committee of VistaCare’s Board of Directors (the “Committee”) is responsible for establishing and managing compensation policies for VistaCare’s executive officers and for making decisions about awards under VistaCare’s stock-based compensation plans in satisfaction of the Securities Exchange Act Rule 16b-3. Each Committee member is a non-employee director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an outside director within the meaning of section 162(m) of the Internal Revenue Code. This report outlines VistaCare’s compensation policies for the Chief Executive Officer and other executive officers (collectively, the “executive officers”).

      The Committee’s compensation policies provide compensation opportunities that are comparable to those for similarly situated executives in comparable companies. These compensation policies are designed to reward executives based on their contributions to VistaCare’s success with respect to stockholder value creation and to ensure VistaCare’s ability to attract and retain qualified executives. The principal elements of compensation employed by the Committee to meet these objectives are base salaries, cash incentive opportunities, and stock options.

      In making its decisions, the Committee considers a range of factors it believes to be relevant, including VistaCare’s pay levels relative to competitive norms, VistaCare’s achievements over the past year, the individual’s contributions to VistaCare’s success, and the roles and responsibilities of each executive.

      Compensation levels and incentive opportunities are designed to generally reflect median levels of competitive compensation for executives with corresponding responsibilities in comparably sized peer firms, and are periodically adjusted to meet this objective. The actual level of compensation earned by each executive will vary according to the success of VistaCare and the performance of the individual.

      The Committee assesses the competitiveness of VistaCare’s total compensation program and uses the services of an outside compensation consultant as needed. External comparisons are made to data drawn from a number of sources, including the publicly available disclosures of selected peer firms and national compensation surveys of firms of similar size and complexity.

      In determining the appropriateness of executive base salary levels, the Committee annually considers external competitiveness, the roles and responsibilities of the individual, the internal equity of pay relationships, and the contributions of the individual to VistaCare’s success.

      The Committee manages an employee bonus plan under which awards are linked to the achievement of predetermined financial goals such as earnings and revenue growth, as well as individual objectives. The Committee assigns performance measures annually on the basis of VistaCare’s key objectives. All executive officers are eligible to participate in this program.

      Options granted in 2002 to executive officers have an exercise price equal to the fair market value of the stock on the date of the grant, implying that no compensation can be earned under this element unless stockholder value is created, and vesting requirements that are linked to an extended service requirement. In determining the magnitude of the awards, the Committee considers competitive norms, and the roles, responsibilities, and prior performance of the individual. All executive officers, including the Chief Executive Officer, are eligible to participate in this program.

      Compensation for 2003 generally reflects levels required to retain executives. Following its annual review of compensation after the close of 2002, the Committee made adjustments in executive officers’ salaries to reflect competitive norms.

COMPENSATION COMMITTEE

Ronald A. Matricaria, Chairman
Pete A. Klisares
David A. Freeman

Board Audit Committee Report

      VistaCare’s Audit Committee oversees the audit coverage and monitors the accounting, financial reporting, data processing, regulatory, and internal control environments. The Audit Committee also selects and engages VistaCare’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to:

•	select and engage VistaCare’s independent auditors;

•	serve as an independent and objective body to monitor VistaCare’s financial reporting process and internal control systems;

•	review and approve the scope of the annual audit, non-audit services to be performed by the independent auditors and the independent auditors’ audit and non-audit fees;

•	review and appraise the audit efforts of VistaCare’s independent auditors and internal audit function;

•	evaluate VistaCare’s financial reporting and compliance with laws and regulations;

•	oversee management’s establishment and enforcement of financial policies;

•	recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission; and

•	provide an open avenue of communication among the independent auditors, financial and senior management and the Board.

      The Audit Committee has:

•	reviewed and discussed the audited financial statements of VistaCare for the fiscal year ended December 31, 2002 with VistaCare’s management and its independent auditors, including a discussion of the quality and effect of VistaCare’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with its independent auditors, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of its independent auditor regarding the reasonableness of those estimates;

•	met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of VistaCare’s internal controls and the overall quality of VistaCare’s financial reporting; and

•	considered whether the provision of services represented under the heading “All Other Fees” set forth on page 6 is compatible with maintaining Ernst & Young LLP’s independence.

      The Audit Committee has also received the written disclosures and the letter from VistaCare’s independent auditors required by Independence Standards Board Standard No. 1 (entitled “Independence Discussion with Audit Committees”), has discussed the independence of its auditors and considered whether the provision of non-audit services by its auditors is compatible with maintaining auditor independence, and has satisfied itself as to the auditor’s independence.

      Based on the review and discussions described above, the Audit Committee has recommended to the Board that VistaCare’s audited financial statements be included in VistaCare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William J. McBride, Chairman
Ronald A. Matricaria
Pete A. Klisares

STOCK PERFORMANCE GRAPH

      The following performance graph illustrates hypothetical investments of $100 in our common stock, in the Russell 2000 Index, a broad market index, and in the Standard & Poor’s Healthcare Index, a general index of publicly traded healthcare companies, on December 18, 2002 (the date on which our common stock first traded on the Nasdaq National Market) and compares the change in such investment on each trading day between such date and December 31, 2002. We paid no dividends during the periods shown, whereas the performance of the indices is shown on a total return, dividend reinvestment basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Vista Care Foundation

      The Vista Care Foundation is a non-profit corporation established by Barry M. Smith, the Chairman of our board of directors, in March 1996 for the purpose of soliciting, investing and distributing funds to advance the cause of end-of-life care. The foundation:

•	provides grants directly to terminally ill patients to fulfill basic needs and last wishes;

•	funds hospice services for patients who lack the means to pay for hospice care;

•	provides funding for end-of-life research and community and professional education; and

•	provides grants that help the bereaved overcome their grief of the loss of a loved one.

      The business and affairs of the foundation are currently governed by a five member board of trustees. Perry G. Fine, M.D., one of our directors, and David W. Rehm, our Senior Vice President of Business Development, serve on the foundation’s board of trustees. In addition, Mr. Rehm serves as the foundation’s President and Chief Executive Officer. Prior to September 2002, Barry M. Smith, the Chairman of our board of directors, served on the foundation’s board of trustees. At any meeting of the foundation’s board of trustees at which at least three, but fewer than four, trustees are present, it is possible that Dr. Fine and Mr. Rehm could control the outcome of all actions taken at such meeting.

      Since March 2002, we have been making charitable contributions to the foundation, which as of December 31, 2002 aggregated $455,000. A portion of our contributions to the foundation are used to cover the foundation’s operating expenses. We also provide-in-kind contributions to the foundation, including office space and office equipment at our Phoenix, Arizona program site.

      Between March and December 2002, the foundation provided an aggregate of $159,000 to pay for a portion of the care we provided to some of our patients who lacked the means to pay for such care. Beginning in 2003, we will no longer receive any such funding from the foundation. We may amend or terminate our arrangements with the foundation at any time for any reason.

Employment Termination Arrangements with Former Officers

      In February 2002, we entered into a settlement agreement, buy-sell agreement and mutual release with David Daucher, our former Chief Financial Officer, in connection with his termination of employment. Pursuant to that agreement, we made a severance payment of $247,500 to Mr. Daucher. Also pursuant to that agreement, we paid Mr. Daucher $502,500 to repurchase 5,000 shares of our Series D Preferred Stock and to settle all claims arising prior to the date of the agreement, including claims arising from Mr. Daucher’s employment.

      In March 1996, we extended a loan to Lloyd S. Wylie, our former Chief Financial Officer, in the original principal amount of $66,000 and bearing interest at 7.5% per annum. The loan was secured by a pledge of the shares of common stock issuable upon exercise of a stock option granted to Mr. Wylie. Such stock option, which was exercisable for 48,000 shares of common stock at $1.68 per share, was fully vested when Mr. Wylie’s employment terminated in June 1999. In September 2002, we entered into a settlement agreement and mutual release with Mr. Wylie pursuant to which we agreed to repurchase Mr. Wylie’s stock option for $105,839, reduced by the outstanding principal and accrued interest on Mr. Wylie’s loan as of June 30, 1999 in the amount of $72,979, and deem such loan fully paid.

      In October 2002, we entered into a severance agreement and mutual release of claims with Philip B. Arnold, a former Executive Vice President, in connection with the termination of his employment. Pursuant to that agreement, we agreed to make aggregate severance payments to Mr. Arnold of $194,000. In addition, we agreed to provide him with continuing health insurance benefits for a period of six months following the termination of his employment. In exchange for these benefits, Mr. Arnold waived all claims against us arising from his employment, and agreed to maintain the confidentiality of information relating to our business and not to compete with our business for a period of one year following his termination of employment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of VistaCare’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and The Nasdaq National Market. These persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. We believe that each of those persons complied with all filing requirements applicable to them with respect to transactions during fiscal year 2002, except that Richard R. Slager, our President and Chief Executive Officer, filed a report on Form 5 on March 15, 2003 to report an acquisition of shares by Mr. Slager on December 18, 2002.

STOCKHOLDER PROPOSALS

      Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered for inclusion in the proxy statement and proxy relating to the 2004 Annual Meeting of Stockholders, such proposals must be received by us for inclusion in our proxy statement and proxy card relating to that meeting no later than December 19, 2003.

      Pursuant to Rule 14a-4(c) of the Exchange Act, if a stockholder who intends to present a proposal at the 2004 Annual Meeting of Stockholders does not notify us of such proposal on or prior to March 10, 2004, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the 2004 annual meeting, even though there is no discussion of the proposal in the 2004 proxy statement.

SOLICITATION EXPENSES

      We will bear the cost of this solicitation. Solicitation will be made primarily by mail, but our directors, officers, and employees may solicit proxies in person or by telephone or telecopy. We will request brokers, nominees, custodians, and fiduciaries to forward solicitation materials to obtain voting instructions from beneficial owners and will reimburse such parties for their reasonable expenses in connection there with. In addition, we have retained EquiServe Trust Company, N.A. as our transfer agent which assists in the distribution of proxies.

INCORPORATION BY REFERENCE

      To the extent that this proxy statement has been specifically incorporated by reference into any filing by VistaCare under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Board Compensation Committee Report on Executive Compensation,” “Board Audit Committee Report” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

OTHER DOCUMENTS

      Upon written request by anyone who is a stockholder as of the record date, we will furnish, without charge, a copy of our Annual Report on Form 10-K. Written requests made before May 15, 2003 should be sent to the attention of Investor Relations, VistaCare, Inc., 8125 North Hayden Road, Suite 300, Scottsdale, Arizona 85258. Thereafter, written requests should be sent to the attention of Investor Relations, VistaCare, Inc., 4800 North Scottsdale Road, Suite 5000, Scottsdale, Arizona 85251.

OTHER BUSINESS

      Our board of directors does not know of any matters which will be brought before the annual meeting other than those matters specifically set forth in the notice of the 2003 Annual Meeting of Stockholders. However, if any other matter properly comes before the annual meeting, it is intended that the persons named in the enclosed proxy card, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgment.

ANNEX A

VISTACARE, INC. AUDIT COMMITTEE CHARTER

ROLE

      The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the company, and such other duties as directed by the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the selection, appointment, compensation, and oversight of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the company.

MEMBERSHIP

      The membership of the Committee shall consist of at least three directors as determined by the Board who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member’s independence. The chairperson shall be appointed by the full Board.

COMMUNICATIONS/ REPORTING

      The public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the public accounting firm, the internal auditors, and the company’s management. This communication shall include private executive sessions, at least annually, with each of these parties. The Committee chairperson shall report on Audit Committee activities to the full Board.

EDUCATION

      The company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the company and other material as may be requested by the Committee. The company shall assist the Committee in maintaining appropriate financial literacy.

AUTHORITY

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES

      The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist. The responsibilities checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.

      The Committee relies on the expertise and knowledge of management, the internal auditors, and the public accounting firm in carrying out its oversight responsibilities. Management of the company is responsible for determining the company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The public accounting firm is responsible for auditing the company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the company’s internal policies, procedures and controls.

Audit Committee Planner

	Frequency			Planned Timing

A=Annually; Q=Quarterly; AN=As Necessary	A	Q	AN	Q1	Q2	Q3	Q4

Financial Management
Agreement on responsibilities, expectations, and needs	X
Review of Annual Report on Form 10-K [10-KSB] and proxy statement, including MD&A	X
Discuss earnings press releases and other financial information and earnings guidance provided to analysts and rating agencies		X
Review of Quarterly Reports on Form 10-Q, including MD&A		X
Assessment of internal control	X
New accounting and financial reporting requirements			X
Status of critical accounting policies and all alternative accounting treatments discussed with the independent auditors	X
Status of significant accounting estimates and judgments (e.g., reserves) and special issues (e.g., major transactions, related party transactions, accounting changes)			X
Executive session with management			X
Other matters (e.g., adequacy of staffing)			X
Independent Auditors
Agreement on responsibilities, expectations and needs	X
Client service team and expertise	X
Engagement letter	X
Scope of interim reviews and annual audit	X
Determination that audit fees are reasonable and customary	X
Pre-approval of audit and non-audit services			X
Discussion of results of annual audit	X
Discussion of results of timely quarterly reviews*		X
Report on internal control weaknesses and other recommendations and management responses	X
Required written communication and discussion of independence	X
Review the auditors’ report on quality control matters	X
Current developments in accounting principles, auditing standards, independence standards, or reporting practices			X
Executive session with independent auditors			X
Discussion of critical accounting policies and all alternative accounting treatments discussed with management			X
Review of areas requiring special attention			X
Results of special work or procedures			X
Other matters (e.g., adequacy of financial staff)			X
Internal Auditor
Agreement on responsibilities, expectations, and needs	X
Resources and expertise	X
Review of internal audit charter	X
Scope of internal audit plan for upcoming year	X

	Frequency			Planned Timing

A=Annually; Q=Quarterly; AN=As Necessary	A	Q	AN	Q1	Q2	Q3	Q4

Internal auditing costs (budget/actual)	X
Coordination with independent auditors	X
Fraud, errors, and illegal acts			X
Compliance review: business conduct policy	X
Compliance review: director and executive officer perquisites and expenses	X
Summary of significant audit findings and status update relative to annual plan		X
Executive session with director of internal auditing			X
Other Members of Management
Information systems matters (IT Director)			X
Tax matters (Tax Director)			X
Others			X
Audit Committee
Report to the board	X
Appoint independent auditors	X
Review annual proxy statement audit committee report and charter	X
Evaluate audit committee effectiveness (i.e., self-assessment)	X
Evaluate independence of members	X
Approve audit committee meeting planner for the upcoming year and confirm mutual expectations with management and the auditors	X
Evaluate performance of auditors	X
Approve minutes of previous meeting		X
Report significant matters to the board		X
Executive session of committee members			X
Orientation of new members and continuing education (e.g., current accounting, and financial topics)			X
Engage independent counsel and other advisers			X
Review complaints received regarding accounting and auditing matters			X
Inquire of management as to any material violations of securities laws or breaches of fiduciary duty	X
Discuss policies related to risk assessment and management	X
Review hiring policies for former employees of the independent auditors	X
Other matters			X

      The audit committee meeting planner contemplates audit committee chair leadership (with input from management and the auditors) in:

•	Developing a detailed agenda for each meeting.

•	Keeping lines of communications open among the board, auditors, and the committee members.

*	Note that the chair of the audit committee may represent the entire committee in order to facilitate conducting these reviews on a timely basis.

DETACH HERE

PROXY

VISTACARE, INC.

8125 North Hayden Road, Suite 300
Scottsdale, Arizona 85258

Proxy Solicited by the Board of Directors
of VistaCare, Inc.
for the 2003 Annual Meeting of Stockholders

     The undersigned hereby appoints as proxies Richard R. Slager and Mark E. Liebner, and each of them or such other persons as the board of directors of VistaCare, Inc. may designate, with full power of substitution. The undersigned hereby authorizes the above appointed proxies to represent and to vote, as designated on the reverse side, all shares of common stock of VistaCare held of record by the undersigned on March 26, 2003 at the 2003 Annual Meeting of Stockholders to be held on May 23, 2003, at 10 a.m. at Doubletree Paradise Valley Resort, 5401 N. Scottsdale, Arizona 85250-7090 and any adjournments thereof.

     This proxy when properly executed will be voted as directed. If no direction is given, the proxy will be voted FOR the nominees for director, FOR proposals one and three, and in accordance with the proxy holders’ discretion respecting any other matters as may properly come before the annual meeting. Please mark, date, sign and return this proxy card promptly.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

VISTACARE, INC.
c/o EquiServe Trust Company, N.A.
P.O. Box 43068
Providence, RI 02940

☒	Please mark votes as in this example:

1.	Election of Directors: To elect each of David A. Freeman and Barry M. Smith to serve as Class I directors for a three years term ending at the Annual Meeting of Stockholders in 2006 and until his successor is duly elected and qualified or until his earlier death, resignation or removal from office.

For	Withheld
☐	☐

2.	To ratify the selection of Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 2003.

For	Against	Abstain
☐	☐	☐

For all nominees except as noted above	I plan to attend the annual meeting: ☐

Check the following box if your address has changed ☐

Indicate any change of address at left.

Signature

Signature

Date

Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your title or the capacity in which you sign.